Ex. 99.28.g.iv

DATED

CUSTODIAN AGREEMENT

RELATING TO

BETWEEN

STATE TRUST – ENHANCED ULTRA SHORT DURATION MUTUAL FUND

AND

OMNIUM TRUST COMPANY LIMITED

S.E Pearman Building 9 Par La Ville Road Hamilton HM11

Bermuda

CONTENTS CLAUSE

1.

INTERPRETATION

1

2.

COMMENCEMENT AND TERM

3

3.

APPOINTMENT OF CUSTODIAN

3

4.

PROPERTY

3

5.

SERVICES TO BE PROVIDED BY CUSTODIAN

5

6.

INVESTMENT MANAGEMENT

6

7.

DIRECTIONS AND COMMUNICATIONS

6

8.

FEES AND EXPENSES

9

9.

STANDARD OF CARE

9

10.

INDEMNITY

10

11.

REPRESENTATIONS AND WARRANTIES

10

12.

INSURANCE

11

13.

EVENT NOTIFICATIONS

11

14.

TERMINATION

11

15.

GENERAL

12

SCHEDULE

SCHEDULE 1   FEES

15

SCHEDULE 2   EVENT NOTIFICATIONS

16

THIS AGREEMENT is dated January 30, 2017

PARTIES

(1)

State Trust – Enhanced Ultra Short Duration Mutual Fund incorporated and registered with the Delaware Secretary of State registration number 6066079 whose registered office is at 5550 Painted Mirage Road, Suite 320, Nevada, Las Vegas, Zip code: 89149 (Client).

(2)

OMNIUM TRUST COMPANY LIMITED a licensed trust company incorporated and registered in Bermuda with company number 51082 whose registered office is at Third Floor, S.E. Pearman Building, 9 Par la Ville Road, Hamilton HM11 (Custodian).

AGREED TERMS

1.

INTERPRETATION

1.1

Definitions:

Accountants: the auditors or public accountants of the Client from time to time.

Applicable Law: any existing or future laws, regulations, policies or orders made or promulgated under statutory authority by any Bermudian governmental or regulatory body, commission or agency purporting to have jurisdiction over the Custodian as they may be amended from time to time.

AUM: means the value of the Property in US$ held by the Custodian at any time and from time to time as determined for Securities by reference to the mid-market quoted price of any Security or, if there is no quoted price, the acquisition cost of the  Securities.

Authorised Person: each of [insert names] and any other person designated as an Authorised Person by the Client from time to time.

Bank: Clarien Bank Limited or such other bank as may be agreed by the Custodian and the Client in writing.

Bank Account: the bank account to be opened by the Custodian with the Bank.

Broker: Clarien BSX Services Ltd or such other broker as may be agreed by the Custodian and the Client in writing.

Brokerage agreement: the brokerage agreement to be entered into by the Custodian with the Broker.

BSX: the Bermuda Stock Exchange and/or the Bermuda Securities Depository operated by the BSX (as appropriate).

Business Day: a day other than a Saturday, Sunday or public holiday in Bermuda when banks in Bermuda are open for general deposit taking business.

Corporate Actions: any conversion privileges, subscription rights, warrants or other

rights or options available in connection with any Property, including those relating to the reorganization,    recapitalization,    takeover,    consolidation,    amalgamation,   merger, liquidation, filing for or declaration of insolvency or schemes of arrangement of any company or other entity.

Deliverables: all documents, products and materials developed by the Custodian or its agents, subcontractors and personnel as part of or in relation to the Services in any form, including without limitation computer programs, data, reports and specifications (including drafts) and the Key Deliverables set out in the agreement Details.

Directions: all directions, notices, requests, instructions and any other communications of the Client given to the Custodian in respect of the Property.

Fees: the fees payable by the Client to the Custodian as set out in Schedule 1.

Insurance Cover: insurance cover in respect of the Custodian for the minimum amount of US$5 million, as currently maintained by the Custodian with Freisenbruch-Meyer Insurance Services Ltd with policy number P16A300354P as it may be amended or replaced from time to time.

Property: any property, securities, cash, cash equivalents or other assets paid or delivered by the Client to, and accepted by, the Custodian from time to time for credit to an Account, including any proceeds realized from the sale of any Securities.

Receipts: all income, principal, interest, dividends and other payments or distributions arising from or accruing to the Property when due, and all proceeds of disposition of Property.

SEC: The United States Securities and Exchange Commission.

Securities: Securities whose details have been approved in advance and in writing by Cllient.

Securities Account: the securities account to be opened by the Custodian with the BSX.

Standard of Care: the standard of care as defined in clause 9.

US$: the lawful currency of the United States of America.

Voting Materials: all proxies, proxy solicitation materials and other communications received by the Custodian relating to the Property that call for voting.

1.2

Interpretation:

(a)

A reference to a statute or statutory provision is a reference to it as amended or re-enacted. A reference to a statute or statutory provision includes any subordinate legislation made under that statute or statutory provision, as amended or re-enacted.

(b)

Any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

(c)

A reference to writing or written includes email.

2.

COMMENCEMENT AND TERM

This agreement shall commence on the date when it has been signed by both parties and shall continue, unless terminated earlier in accordance with its terms, until either party gives to the other not less than 2 (two) months' written notice to terminate which notice may be given without any reason or explanation and without any penalty or cost to any party in this agreement and/or related to this agreement.

3.

APPOINTMENT OF CUSTODIAN

3.1

The Client hereby appoints the Custodian, and the Custodian hereby accepts its appointment, as the custodian of the Property with responsibility for the safekeeping of the Property, subject to the terms of this agreement.

3.2

The Client authorizes the Custodian, and the Custodian agrees, to establish and maintain on the terms of this agreement:

(a)

the Securities Account; and

(b)

the Bank Account,

in each case, currently held or from time to time received by, transferred to or held to the order or under the direction or control of the Custodian for the account of the Client.

4.

PROPERTY

4.1

The Property shall be held by the Custodian, which shall be responsible for its safekeeping as custodian for the account of the Client on and subject to the terms of this agreement.

4.2

Except as otherwise provided herein, all Property shall be held in Bermuda by the Custodian. Property may also be held in accordance with Directions where permitted by Applicable Law.

4.3

The Custodian shall buy and sell Securities by giving instruction to this effect to the Broker pursuant to the terms and conditions of the Brokerage agreement. The Custodian shall be fully protected and absolved from any liability howsoever arising from buying or selling Securities except to the extent that such liability arises out of the Custodian’s breach of its standard of care in carrying out Directions in respect of the buying or selling of Securities.

4.4

The Custodian shall hold all Securities in the Securities Account pursuant to the terms and conditions of the BSX. The Custodian shall be fully protected and absolved from any liability howsoever arising from holding the Securities in the Securities Account except to the extent that such liability arises out of the Custodian’s breach of its standard of care in carrying out Directions.

4.5

The Custodian shall hold all uninvested cash in the Bank Account maintained with the Bank. The Custodian shall be fully protected and absolved from any liability howsoever arising from holding the Cash in the Bank Account except to the extent that such liability arises out of the Custodian’s breach of its standard of care in carrying out Directions in connection with the Bank Account.

4.6

Where Property is held in the Bank Account or the Securities Account (as the case may be), the Client confirms that it will not assert any claim in respect of such Property which would be contrary to the rules and procedures of the Bank or the BSX (as the case may be), and will not knowingly act in any way which could result in the Custodian being in breach of any rule or procedure of the Bank or the BSX (as the case may be).

4.7

All Property shall at all times and in all circumstances be clearly recorded in the books and records of the Custodian so as to show that the beneficial ownership of the Property is vested in the Client.

4.8

The Custodian shall account for all Property received by it and take all reasonable steps to collect and receive all Receipts. The Custodian shall disburse or retain any income received thereon and/or capital pursuant to Directions and provide monthly statements of account in such format as may be agreed to by the parties. In addition, the Custodian shall make available to the Client certain custodial reports, including but not limited to transaction history, position and entitlements activity reports, with respect to each transaction in respect of the Property as soon as reasonably practicable following the day on which the transaction took place. The Custodian agrees to assist the Client with reasonable requests to provide additional information in order to satisfy the reasonable requirements of the Client and Applicable Law with respect to the Property.

4.9

The Client shall within twenty Business Days (Notice Period) following the issue date of the statement give the Custodian written notice of any alleged omissions from or additions wrongly made to or inaccurate entries in such statement. To the extent that there are any alleged omissions from, or additions wrongly made to, or inaccurate entries in, such statement identified by the Client, the Custodian shall make all required corrections or restoration of entries related thereto and shall be liable to the extent that any such corrections or restoration of entries are identified within such Notice Period and arise directly from the Custodian’s failure to comply with its standard of care (Notice Period Liability). For the avoidance of doubt, in circumstances where the Client has identified such alleged omissions from, or additions wrongly made to, or inaccurate entries in, such statement after such Notice Period, the Custodian shall not be liable for any increase in the amount of any Notice Period Liability provided that, the Custodian shall continue to be responsible in accordance with its standard of care, for the amount of any such Notice Period Liability as if the Client had notified the Custodian in accordance with such Notice Period.

4.10

All Property held by the Custodian shall be surrendered only in accordance with Directions except as otherwise provided in this agreement. The Custodian shall have no duty or responsibility in respect of the application of the Property so withdrawn, or withdrawn on termination of this agreement.

4.11

The Custodian shall allow and afford the Accountants access to the records of the Custodian in respect of the Property and shall provide the Accountants with such information as they may reasonably require regarding the Property and/or any Directions.

5.

SERVICES TO BE PROVIDED BY CUSTODIAN

5.1

The Custodian shall, on Direction:

(a)

settle the purchase and sale of Property;

(b)

complete and process such Voting Materials and process Corporate Actions,

provided that the Client has provided Directions to the Custodian within the time frames specified by the Custodian in any such Voting Materials or Corporate Action notice applicable thereto. Where Directions have not been provided by the Client within such time frames, the Custodian will take no action except only in the case of Corporate Actions and where a default option exists, the Client will receive such default option as outlined in the notice. In the event that Directions are provided by the Client after such time frames, the Custodian shall use reasonable efforts to process such Corporate Actions or Voting Materials but the Custodian shall have no liability for failure to process such Voting Materials or Corporate Actions.

5.2

The Custodian may, without direction:

(a)

take all reasonable steps to collect and receive all Receipts when due in respect of any Property in its custody and promptly credit all cash receipts received by it for the account of the relevant Client;

(b)

with respect to Voting Materials, promptly forward, or arrange to have promptly forwarded, to the Client all Voting Materials which the Custodian receives;

(c)

with respect to Corporate Actions, promptly forward to the Client or on Direction from the Client, a Corporate Action notice that contains a summary of information which is actually received by the Custodian from third party sources believed by the Custodian to be reliable, and request Directions with respect to such Corporate Action where required. For greater certainty, other than as described in this paragraph and in paragraph (b) above, the Custodian is not obliged to forward or summarize any other shareholder communications, including shareholder mailings, notices or reports, and the Custodian shall have no responsibility or liability for ensuring the accuracy or adequacy of such third party information contained in any such Voting Materials or Corporate Action notice;

(d)

with respect to any other written information (including, without limitation, pendency of calls, maturities of securities and expiration of rights in connection therewith) received by the Custodian in respect of Property, transmit such information and do all such acts, take all such proceedings and exercise all such rights and privileges, although not specifically mentioned in this agreement, as would be customary for an institutional custodian as the Custodian may deem necessary, acting reasonably, to carry out the Custodian’s rights and obligations under this agreement.

6.

INVESTMENT MANAGEMENT

The Client shall be responsible for the investment management of Property and all investment decisions. It is hereby confirmed that the Custodian shall have no responsibility for any trading of any Securities, nor shall the Custodian have any responsibility for the investment management of the Property or for the investment decisions except for carrying out Directions.

7.

DIRECTIONS AND COMMUNICATIONS

7.1

All Directions shall be given in one of the methods authorized by Section 7.6 below and shall be given by an Authorised Person.

7.2

The Client shall, from time to time, provide to the Custodian with a certificate confirming the identity of all Authorised Persons. The Client shall keep the Custodian informed as to any changes in the Authorised Persons and the Custodian shall be entitled to rely upon the identification of such persons as specified in each such certificate as the persons entitled to act on behalf of the Client for the purposes of this agreement until a later certificate is delivered to the Custodian.

7.3

Without limiting clause 7.2, in the case of Directions sent by email or over the internet, the parties acknowledge that it may not be possible for such Directions to be executed; however, the Custodian shall nevertheless be protected in relying on such Directions as if they were written Directions from the Client executed by an Authorised Person. The Custodian shall be entitled, without further inquiry or investigation, to assume that such Directions have been duly and properly issued by the Client, and that the sender(s) is/are duly authorized to act, and to provide Directions, on behalf of the Client.

7.4

Without limitation, the Custodian shall:

(a)

be fully protected in acting upon any Direction believed by it to be genuine, acting in good faith, and presented by an Authorised Person and be under no duty to make any investigation or inquiry as to any statement contained in any such Direction but may accept such statement as conclusive evidence of the truth and accuracy of such statement.

7.5

The Custodian shall act in accordance with Directions given by an Authorised Person in accordance with this clause 7, and shall be fully protected and absolved from any liability arising therefrom provided that the Custodian has implemented such Directions in accordance with the standard of care. Further, notwithstanding anything else in this agreement, the Custodian shall not be required to comply with Directions to settle the purchase of any Securities on behalf of the Client unless there is sufficient cash in the Bank Account at the time, nor shall the Custodian be required to comply with Directions to settle the sale of any securities on behalf of the Client unless such securities are in deliverable form. If the Custodian is not provided with Directions when required hereunder, then the Custodian shall be fully protected and absolved from any liability arising from the failure to act in the absence of Directions.

7.6

All communications hereunder (including, for greater certainty, Directions) must be given by one of the following methods of communication:

(a)

personal or courier delivery;

(b)

prepaid ordinary mail; or

(c)

email.

7.7

Communications should be addressed, as applicable, as follows:

(a)

in the case of the Custodian:

Third Floor, S.E. Pearman Building, 9 Par La Ville Rd, Hamilton HM11, Bermuda

sbenedek@benedeklewin.com with copies to aparsons@benedeklewin.com and accounts@benedeklewin.com

(b)

in the case of the Client: [INSERT DETAILS]

or at such other address and number as the party to whom such communication is to be given shall have last notified to the party giving the same in the manner provided in this clause 7.

7.8

Any communication delivered personally shall be deemed to have been given and received on the day it is so delivered (or if that day is not a Business Day, on the next succeeding Business Day). Subject to disruptions in the postal service, any communication sent by prepaid mail shall be deemed to have been given and received on the fifth

Business Day following the date of mailing. Any communications given by facsimile or email shall be deemed to have been given and received on the Business Day it is transmitted provided that such transmission was received (i) in the case of standard day- to-day Directions relating to the trading, settlement, entitlements or other transactions affecting the Property in the Account, on or before such time (Bermuda time) as agreed upon by the Custodian, from time to time, for the type of transmission to be used for the relevant transaction(s) and, if received after such agreed upon time, it shall be deemed to have been given and received on the Business Day following the day of such transmission, or (ii) in the case of non-standard Directions affecting the status of the Securities Account, including, but not limited to, notices of termination or mergers, changes of authorized signing officers or standing instructions or such other non-standard Directions as agreed upon by the parties, from time to time, on or before 12 noon. (Bermuda time), and, if received after 12 noon. (Bermuda time), it shall be deemed to have been given and received on the Business Day following the day of such transmission, provided that in each case, as above, that confirmation of transmission is available from the party giving the communication.

7.9

Nothing in this agreement shall create an obligation for the Custodian to constantly monitor its electronic communication equipment, provided that regular monitoring is performed within business hours of the Custodian where communications are sent and the Custodian will not be held liable for an omission to act from not receiving electronically transmitted communications (including, without limitation, Directions). In the event of any disagreement as to whether electronic communications (including, without limitation, Directions) have been received by the Custodian, the sender will have the onus of proving that such electronic communications have been so received.

7.10

The Client agrees and acknowledges that the internet is not a secure or confidential means of communication, and that accordingly, there are certain risks inherent in its use. The Client therefore agrees that the Custodian shall bear no responsibility or liability whatsoever for any errors and omissions, or direct, indirect or consequential losses or damages that are directly attributable to the use of the internet as a means of communication, including any losses or damages arising from viruses or worms, or the interception, tampering or breach of confidentiality of data or information transmitted which is not encrypted and authenticated.

7.11

The Client also agrees that the Custodian may rely and act upon any email instructions or Directions given by an Authorized Person believed by it to be genuine, acting in good faith, received via the internet from the Client, without the Custodian having to take any further actions of any kind to verify or otherwise ascertain the validity of such instructions or Directions, and any such instructions or Directions shall be binding on the Client on whose behalf the e-mail instructions or Directions shall have been given and that the Client shall not make any claim or take any action or proceedings against the

Custodian for any losses or damages whatsoever suffered by reason of the Custodian accepting and acting  upon  such instructions or Directions provided that the Custodian has implemented such Directions or instructions in accordance with the Standard of Care.

8.

FEES AND EXPENSES

8.1

In consideration of the services provided by the Custodian hereunder, the Client shall pay the Custodian the Fees detailed in Schedule 1 of this agreement.

8.2

The Custodian shall as soon as reasonably practicable after the end of each month send to the Client itemized statements setting out the amount of all Fees due in respect of that month, and such Fees shall be due and payable within 10 Business Days after the date on which such statement was sent by the Custodian to the Client.

8.3

Notwithstanding any other provision of this agreement, the Custodian, acting reasonably, shall not be obliged to act upon any Directions (including in respect of the delivery of any Property to any person) until all the amounts due and owing to the Custodian in connection under this agreement have been paid in full.

8.4

If and to the extent that at any time any Fees are owing to the Custodian hereunder are outstanding and unpaid, in addition to any right or remedy that the Custodian may otherwise have hereunder or under any Applicable Law, the Custodian is hereby authorized, in its discretion (upon reasonable notice in the circumstances to the Client on behalf of the applicable Client and in accordance with Applicable Law), both before and after demand or judgment, and whether or not default has occurred hereunder:

(a)

to exercise a “Good-Till-Cancel” sell order, on behalf of the Client, such portion of the Property (which, for the purposes of this clause 8 shall include any account with any third party with whom cash has been deposited by the Custodian on behalf of the Client) as may be required to satisfy any such unpaid Fees, on such commercially reasonable terms as the Custodian thinks fit in its discretion, and

(b)

set-off against and deduct from the proceeds of any such sale owing to the Client such amounts of such unpaid Fees as the Custodian thinks fit in its discretion, and account for any surplus to the Bank Account.

9.

STANDARD OF CARE

9.1

The Custodian shall exercise reasonable care, diligence and prudence in performing its obligations under this agreement.

9.2

Without prejudice to its obligations under clause 9.1. the Custodian shall:

(a)

follow practices, procedures and internal controls, including but not limited to  the method of keeping custodial records, security and data protection practices and shall provide the Client with written evidence of these practices, procedures and internal controls when reasonably requested to do so;

(b)

hereby accepts and agrees that it, at all times, it will maintain the requisite financial strength combined of its own capital as required by the Bermuda Monetary Authority reflected in the Custodian’s audited financial reports;

(c)

If requested to do so by the Client, appoint an agent for service of process in the United States of America.

9.3

The Custodian hereby agrees, confirms and represents that:

(a)

the Custodian is in good standing under the laws of Bermuda and is regulated and licensed by the Bermuda Monetary Authority as a professional trustee;

(b)

the Custodian will at all times maintain insurance cover to adequately protect the Client against the risk of loss of any Property held in accordance with this agreement;

(c)

that the Property held with the Custodian will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Custodian or its creditors, except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the custodian arising under bankruptcy, insolvency, or similar laws;

(d)

that beneficial ownership of the Property held with the Custodian will be freely transferable without the payment of money or value other than for safe custody or administration;

(e)

that adequate records will be maintained identifying the Property held with the Custodian as belonging to the Client or as being held by a third party for the benefit of the Client;

(f)

that the Client's independent public accountants will be given access to those records or confirmation of the contents of those records; and

(g)

that the Client will receive periodic reports with respect to the safekeeping of the Property, including, but not limited to, notification of any transfer to or from the Client's account or a third party account containing assets held for the benefit of the Client.

(h)

the basis on which Securities will be held and maintained by or with the Bermuda Securities Depository as an Eligible Securities Depository are set out in the Bermuda Participants' User’s Guide and the Custodian shall monitor and promptly notify the Client of any material change in the Bermuda Participant’s User’s Guide.

(i)

the Custodian shall notify the Client if at any time it is or becomes aware of any of the following in respect of the Bermuda Securities Depository:

(i)

If the Bermuda Securities Depository shall cease to act as or operate a system for the central handling of securities or equivalent book-entries in Bermuda, or a transnational system for the central handling of securities or equivalent book-entries;

(ii)

If the Bermuda Securities Depository shall cease to be regulated by the Bermuda Monetary Authority.

(iii)

If the Bermuda Securities Depository shall cease to hold assets for the Custodian that participates in the system on behalf of the Client under safekeeping conditions which are less favorable than the conditions that apply to other participants.

(iv)

If the Bermuda Securities Depository shall cease to maintain records that identify the assets of each participant and segregate the system's own assets from the assets of participants.

(v)

If the Bermuda Securities Depository shall cease to make available to its participants periodic reports with respect to its safekeeping of assets, including notices of transfers to or from any participant's account; and

(vi)

If the If the Bermuda Securities Depository shall cease to be subject to periodic examination by regulatory authorities or independent accountants.

9.4

The Custodian, in carrying out its duties under this agreement shall exercise the degree of care, prudence, diligence and skill that a reasonably prudent person would exercise in the circumstances; or

9.5

Except to the extent that the Custodian has not complied with clause 9 and its sub clauses, the Custodian shall not be liable for any act or omission in the course of, or connected to, rendering services hereunder or for loss to, or diminution of, the Property. In no event shall the Custodian be liable for any consequential or special damages, including but not limited to loss of reputation, goodwill or business.

10.

INDEMNITY

To the extent permitted by Applicable Law, the Custodian, its directors, officers, employees and subcontractors (each a Custodian Indemnified Party or collectively, Custodian Indemnified Parties, as the context herein shall require), shall at all times be indemnified and saved harmless by the Client on a several basis and, to the extent that the Property is not sufficient for such purpose, by the Client, from and against all legal fees, judgments and amounts paid in settlement, actually and reasonably incurred by the Custodian Indemnified Party (Losses), in respect of anything done or omitted to be done in connection with this agreement, except to the extent occasioned by the willful misconduct, fraud or lack of good faith of any Custodian Indemnified Party or a failure of a Custodian Indemnified Party to meet the Standard of Care. For greater certainty, the foregoing does not make the commencement of formal legal proceedings a precondition for indemnification under this agreement. If, at the Client’s request, any Custodian Indemnified Party should agree to appear in, prosecute, defend or otherwise act in relation to any process or proceeding, either in its own name or in the name of its nominee, that Custodian Indemnified Party shall first be indemnified to its satisfaction.

11.

REPRESENTATIONS AND WARRANTIES

11.1

The Client hereby represents and warrants that it has full power and authority to enter into this agreement, and to perform its obligations under this agreement, and specifically without limitation:

(a)

to grant to the Custodian the powers, authorities, rights and interests granted to it pursuant to this agreement, including all powers, authorities, rights and interests in respect of each of the Clients and any Property credited thereto;

(b)

to authorize the Custodian to establish one or more bank accounts in the name of each of the Clients with the Custodian;

(c)

to give Directions in relation to the safekeeping and custody of the Property, and to authorize others to do so where applicable, all in accordance with clause 7;

(d)

that it has obtained all of the necessary authorizations to enter into this agreement;

(e)

it is duly registered at and authorized by the SEC.

11.2

The Custodian hereby represents and warrants that it has full power and authority to enter into this agreement, and to perform its obligations under this agreement, and specifically without limitation:

(a)

it is licensed as a trust company in Bermuda;

(b)

it has the power and authority to enter into and perform its obligations under this agreement.

12.

INSURANCE

The Custodian shall at all times maintain a minimum of 5 Million US Dollar Insurance Cover and shall provide the Client with confirmation that Insurance Cover is in force forthwith on request by the Client.

13.

EVENT NOTIFICATIONS

The Custodian shall monitor the matters set out in Schedule 2 and shall notify the Client forthwith if the Custodian is or becomes aware of an event the occurrence of which the Custodian is required to report to the Client pursuant to Schedule 2.

14.

TERMINATION

14.1

Without affecting any other right or remedy available to it, either party hereto may terminate this Agreement for any reason and without incurring any additional cost that is not detailed in this agreement, by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days as of the date of giving of such notice.

14.2

Without affecting any other right or remedy available to it, either party to this agreement may terminate it with immediate effect by giving written notice to the other party if:

(a)

the other party commits a material breach of any term of this agreement which breach is irremediable or (if such breach is remediable) fails to remedy that breach within a period of 20 Business Days after being notified in writing to do so;

(b)

the other party takes any step or action in connection with its entering administrative receivership, provisional liquidation or any composition or arrangement with its creditors (other than in relation to a solvent restructuring), being wound up (whether voluntarily or by order of the court, unless for the purpose of a solvent restructuring), having a receiver appointed to any of its assets or ceasing to carry on business or, if the step or action is taken in another jurisdiction, in connection with any analogous procedure in the relevant jurisdiction;

(c)

the other party suspends, or threatens to suspend, or ceases or threatens to cease to carry on all or a substantial part of its business; or

(d)

the other party's financial position deteriorates to such an extent that in the terminating party's opinion the other party's capability to adequately fulfil its obligations under this agreement has been placed in jeopardy.

14.3

Without affecting any other right or remedy available to it, the Custodian may terminate this agreement with immediate effect by giving written notice to the Client if:

(a)

the Client fails to pay any amount due under this agreement on the due date for payment and remains in default not less than 20 Business Days after being notified in writing to make such payment; or

(b)

the Client ceases to be registered with the SEC or its registration with the SEC is terminated or otherwise comes to an end.

14.4

On termination of this agreement for whatever reason:

(a)

the Client shall immediately pay to the Custodian all of the Custodian's outstanding unpaid Fees and interest and the Custodian may submit a statement for Fees which have accrued, and shall be payable immediately on receipt;

(b)

termination of the agreement shall not affect any of the parties' rights and remedies that have accrued as at termination, including the right to claim damages in respect of any breach of this agreement which existed at or before the date of termination; and

(c)

any provision of the agreement that expressly or by implication is intended to come into or continue in force on or after termination shall remain in full force and effect.

15.

GENERAL

15.1

Force majeure. Neither party shall be in breach of this agreement nor liable for delay in performing, or failure to perform, any of its obligations under this agreement if such delay or failure result from events, circumstances or causes beyond its reasonable control.

15.2

Assignment and other dealings.

Neither party may assign, transfer, charge, subcontract, declare a trust over or deal in any other manner with any or all of its rights and obligations under this agreement without the other party’s prior written consent.

15.3

Confidentiality.

(a)

Each party undertakes that it shall not at any time during this agreement, and for a period of five years after termination of this agreement, disclose to any person any confidential information concerning the business, affairs, customers, clients or suppliers of the other party, except as permitted by clause 15.3(b).

(b)

Each party may disclose the other party's confidential information:

(i)

to its employees, officers, representatives, subcontractors or advisers who need to know such information for the purposes of carrying out the party's obligations under this agreement. Each party shall ensure that its employees, officers, representatives, subcontractors or advisers   to whom it discloses the other party's confidential information comply with this clause 15.3; and

(ii)

as may be required by law, a court of competent jurisdiction or any governmental or regulatory authority.

(c)

No party shall use any other party's confidential information for any purpose other than to perform its obligations under this agreement.

15.4

Entire agreement.

(a)

This agreement constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

(b)

Each party agrees that it shall have no remedies in respect of any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this agreement. Each party agrees that it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this agreement.

15.5

Variation. No variation of this agreement shall be effective unless it is in writing and signed by the parties (or their authorized representatives).

15.6

Waiver. A waiver of any right or remedy is only effective if given in writing and shall not be deemed a waiver of any subsequent breach or default. A delay or failure to exercise, or the single or partial exercise of, any right or remedy shall not:

(a)

waive that or any other right or remedy; or

(b)

prevent or restrict the further exercise of that or any other right or remedy.

15.7

Severance. If any provision or part-provision of this agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this clause shall not affect the validity and enforceability of the rest of this agreement.

15.8

Third party rights. No one other than a party to this agreement shall have any right to enforce any of its terms.

16.

Counterparts.  This Agreement may be executed via facsimile and in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart signature page to this Agreement by telecopy or electronically (such as signature on a pdf file) shall be effective as delivery of a manually executed counterpart to this Agreement.

17.

Non-Promotion. Each party agrees that it will not, without prior written consent of the other in each instance: (i) use in advertising, publicity or otherwise the name of the other or any known trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party; or (ii) represent directly or indirectly, that any product or service provided by it has been approved or endorsed by the other party.

18.

Non-Exclusive. Both parties agree that nothing contained herein shall preclude the other party from entering similar arrangements with other parties.

19.

Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to Sections or Exhibits will, unless otherwise provided, refer to Sections hereof or Exhibits attached hereto, all of which are incorporated herein by this reference

19.1

Governing law and Jurisdiction. This agreement, and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation, shall be governed by, and construed in accordance with the law of Bermuda. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of Bermuda. The parties to this agreement hereby consents that this agreement shall be construed in accordance with the laws of Bermuda, without regard to conflict of laws principles thereof.  Any dispute or controversy of any kind or nature, relating to this Agreement or the breach or performance thereof, that shall arise among the parties hereto or their legal representatives shall be settled and determined by a mediator located in Bermuda, which will be mutually agreed in writing between the parties. In case such mediation does not succeed, the parties will turn to resolve their dispute by a Arbitrator located in Bermuda, which will be mutually agreed in writing between the parties and in case such arbitration does not succeed, the parties will turn to resolve their dispute at the courts of Bermuda which shall be the jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this agreement.

Schedule 1 Fees

The Client shall pay Fees to Custodian each month calculated by multiplying Average AUM by 0.03% annual fee divided by twelve months.

Average AUM is the average value of AUM in that month (meaning the daily end of day AUM amount for that month divided by the number of days in that month) as calculated by the Custodian.

Worked example:

If Average AUM for the month of January 2017 is $10 million, the Fees for January 2017 will be $3000 divided by twelve months which equals $250 plus any of the fees and charges referred to below.

The Client shall also pay to the Custodian each month (which shall be added to the Fees):

(a)

all bank  charges and fees paid or payable to the bank and/or broker and/or the BSX in respect of the operation and maintenance of the Bank Account;

(b)

all charges and fees paid or payable to the bank and/or broker and/or the BSX in respect of the operation and maintenance of the Custody Account;

(c)

all other out of pocket fees, expenses or disbursements incurred or paid to the bank and/or broker and/or the BSX by the Custodian in providing the services set out in this agreement.

Schedule 2 - Event Notifications

The Custodian shall monitor and promptly notify the Client of any material change in following risks associated with maintaining assets with the Bermuda Securities Depository:

1.

Book Entry Securities– Securities which are deposited with the Bermuda Securities Depository (“BSD System”) are treated as fungible and can thus be transferred or pledged by electronic book-keeping entry without any requirement for physical delivery of any instrument of title to the same securities. Securities in the BSD system can be transferred from account to account by book entry movement. Such transfers may arise from trades on the BSX, voluntary conveyances or changes in the relationship between an investor and the participant. In addition, securities can be ‘frozen’ as a result of a pledge instruction. In this case the securities will not be released until the BSD receives a release request from the pledgee. Securities within the system can also be borrowed and returned by an automated book entry transfer procedure.

The Custodian shall monitor and promptly notify the Client of any changes in case the securities the Client holds with the Custodian will no longer be able to be considered fungible therefore they will not be able to be transferred or pledged by bookkeeping entry without physical delivery of the securities.

2.

Central handling system of securities or equivalent book-entries– the Bermuda Securities depository is legally capable and regularly licensed to act as a custodian and foreign securities depository, with the full capacity to offer such services to US Investors as it is recognized by the SEC as a “Designated offshore securities market” , as defined herein by the SEC: //www.sec.gov/rules/final/33-7505a.htm.

The Bermuda Securities depository keeps shareholder registers and operates a book-entry transfer system for the Bermuda Stock Exchange listed securities and other admitted securities. The securities can be classified under any of the following broad categories:- 1- Share/Equity securities 2-Government Treasury Issued Bonds 3-Corporate Bonds 4-Units in collective schemes 5- Structured Debt instruments 6-Money market instruments 7-Insurance Linked Securities 8- Other Instruments.

The Custodian shall monitor and promptly notify the Client of any changes in case the securities the Client presently holds with the Custodian will no longer be able to be considered to be cleared and settled under a Central handling system of securities or equivalent book-entries.

3.

Foreign Financial Regulatory and Periodic examination by regulatory authority or independent Accountants– The Bermuda Securities Depository (“BSD”) operates as a facility of the BSX. The operation and rules of the BSD are therefore regulated by the Bermuda Monitory  Authority  (“BMA”)  in  the  same  way  as  all  other  BSX  activities. The  BMA has approved the BSD rules and associated changes to the BSX rules and it is recognized by the SEC as a “Designated offshore securities market”, as defined herein by the SEC: //www.sec.gov/rules/final/33-7505a.htm.

The Custodian shall monitor and promptly notify the Client of any changes to the BSX Rules in case the securities the Client presently holds with the Custodian will no longer be able to be regulated by the Bermuda Monitory Authority (“BMA”) and an Independent Auditor.

4.

Safekeeping conditions for the Client are no less favorable than the conditions that apply to other participants– The Bermuda Securities Depository (“BSD”) Safekeeping conditions the Client are no less favorable than the conditions that apply to other participants.

The Custodian shall monitor and promptly notify the Client of any changes in case the securities the Client presently holds with the Custodian will be under less favorable Safekeeping conditions than the conditions that apply to other participants.

5.

Periodic reports to its participants with respect to its safekeeping of assets, including notices of transfers to or from any participant's account– The Bermuda Securities Depository (“BSD”) system provides a wide variety of reports from which a participant can choose to display participant and account activities, balances, inventory and other data. The Custodian shall monitor and promptly notify the Client of any changes in case the securities the Client presently holds with the Custodian will no longer be able to provide periodic reports to the Client with respect to its safekeeping of assets, including notices of transfers to or from any participant's account.

6.

Maintains records that identify the assets of each participant and segregate the system's own assets from the assets of participants - Investors hold their securities in BSD through a participant. Participants may open as many accounts as they wish. This enables participants to operate an exclusive account for an individual person or institution. Alternatively, participants may operate omnibus accounts on behalf of a wide range of investors. However, participants must segregate securities held on their own behalf from securities held for their customers and must also separate securities held for Bermudian investors from those held for non- Bermudians.

The Custodian shall monitor and promptly notify the Client of any changes in case the securities the Client presently holds with the Custodian will not be able to be maintained under records that identify the assets of the Client and segregate the system's and Participant’s own assets from the assets of the Client.

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DATED JUNE 2017

SUPPLEMENTAL AGREEMENT

BETWEEN

STATE FUNDS – ENHANCED ULTRA SHORT DURATION MUTUAL FUND

AND

OMNIUM TRUST COMPANY LIMITED

S.E Pearman Building 9 Par La Ville Road     Hamilton HM11

Bermuda

THIS SUPPLEMENTAL AGREEMENT is dated 28 June 2017

PARTIES

(3)

STATE FUNDS – ENHANCED ULTRA SHORT DURATION MUTUAL FUND incorporated and registered with the Delaware Secretary of State registration number 6066079 whose registered office is at 5550 Painted Mirage Road, Suite 320, Nevada, Las Vegas, Zip code: 89149 (Client); and

(4)

OMNIUM TRUST COMPANY LIMITED a licensed trust company incorporated and registered in Bermuda with company number 51082 whose registered office is at Third Floor, S.E. Pearman Building, 9 Par la Ville Road, Hamilton HM11 (Custodian).

WHEREAS

(A)

The Client and the Custodian entered into a custody agreement dated 30 January 2017 (Custody Agreement) pursuant to which the Custodian agreed to provide certain custody services to the Client in respect of securities listed on the Bermuda Stock Exchange.

(B)

The Client wishes to Custodian to provide short term custody services in respect of physical bonds and securities on the terms and conditions set out in the Custody Agreement as amended by this agreement.

AGREED TERMS

20.

INTERPRETATION

20.1

Custody Agreement defined terms

Words and expressions defined in the Custody Agreement shall bear the same meaning in this agreement.

20.2

Definitions

The following definitions shall also apply in this agreement:

Additional Notes: any additional securities the Custodian has agreed in writing to hold on behalf of the Client following the service of a Request from the Client pursuant to clause 4.4.

Note: a promissory note dated 3 May 2017 issued by Capital Markets LLC in favor of the Client in respect of the principal sum of $25,000 and a promissory note dated 9 June 2017 issued by Capital Markets LLC in favor of the Client in respect of the principal sum of $100,000.

Fees: the fees payable by the Client to the Custodian as set out in Schedule 1.

Request: a written notice from the Client to the Custodian requesting the Custodian to hold additional promissory notes or other securities in a physical form setting out details of the additional promissory notes or other securities.

SEC: The United States Securities and Exchange Commission.

Securities: the Notes and any Additional Notes held by the Custodian at any time.

20.3

Interpretation:

(a)

A reference to a statute or statutory provision is a reference to it as amended or re-enacted. A reference to a statute or statutory provision includes any subordinate legislation made under that statute or statutory provision, as amended or re-enacted.

(b)

Any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

(c)

A reference to writing or written includes email.

21.

COMMENCEMENT AND TERM

This agreement shall commence on the date when it has been signed by both parties and shall continue for twelve months (“12 Months Term”) and may be renewed in writing by a mutual signed agreement by both parties or , unless it is terminated earlier, prior to the end of any 12 Months Term in accordance with this agreement’s terms, until either party gives to the other not less than one month's written notice to terminate without any penalty or cost to any party in this agreement and/or related to this agreement.

22.

APPOINTMENT OF CUSTODIAN

The Client hereby appoints the Custodian, and the Custodian hereby accepts its appointment, as the custodian of the Securities with responsibility for the safekeeping of the Securities, subject to the terms of this agreement and in accordance with the Custodian’s practices, procedures, and internal controls, which may be updated from time to time which include, but are not limited to:

a)

the physical protections available for certificated securities

b)

the method of keeping custodial records, and

c)

the security and data protection practices.

23.

SECURITIES

23.1

The Securities shall be held by the Custodian, which shall be responsible for its segregation and safekeeping as custodian for the account of the Client on and subject to the terms of the Custody Agreement which shall be incorporated into this agreement subject only to such amendments as may be required to reflect the fact that the Securities are held by the Custodian in a physical form.

23.2

Except as otherwise provided in this agreement, the Securities shall be held in Bermuda by the Custodian. The Securities may also be held in accordance with Directions where permitted by Applicable Law.

23.3

The Securities held by the Custodian shall be surrendered only in accordance with Directions except as otherwise provided in this agreement. Upon demand from the Client or upon termination of this agreement, the Custodian shall be required to surrender and return the Securities to the Client by sending them back via Physical mail or by Electronic mail as may be requested by the Client. .

23.4

The Client may by serving a Request on the Custodian request the Custodian to hold Additional Notes which such additional Notes will be reflected in the Custodian’s Monthly statement.

24.

INVESTMENT MANAGEMENT

The Client shall be responsible for the investment management of the Securities and all investment decisions. It is hereby confirmed that the Custodian shall have no responsibility for any trading of the Securities, nor shall the Custodian have any responsibility for the investment management of the Securities or for the investment decisions except for carrying out Directions.

25.

FEES AND EXPENSES

25.1

In consideration of the services provided by the Custodian hereunder, the Client shall pay the Custodian the Fees detailed in Schedule 1 of this agreement.

25.2

Notwithstanding any other provision of this agreement, the Custodian, acting reasonably, shall not be obliged to act upon any Directions (including in respect of the delivery of the Securities to any person) until all the amounts due and owing to the Custodian in connection under this agreement have been paid in full.

25.3

If and to the extent that at any time any Fees are owing to the Custodian hereunder are outstanding and unpaid, in addition to any right or remedy that the Custodian may otherwise have hereunder or under any Applicable Law, the Custodian is hereby authorized to terminate this agreement and at the cost and risk of the Client to return the Securities to the Client to the address for the Client set out above.

26.

MONTHLY REPORTS

The Custodian shall as soon as reasonably practicable following the end of each calendar month send the Client an itemized statement setting out details of the Securities it held in that calendar month for the Client including details of the acquisition or disposal of Securities in that calendar month. The Custodian is not responsible for valuing the Securities.

27.

TERMINATION

27.1

On termination of this agreement for whatever reason:

(a)

the Client shall immediately pay to the Custodian all of the Custodian's outstanding unpaid Fees and interest and the Custodian may submit a statement for Fees which have accrued, and shall be payable immediately on receipt;

(b)

termination of the agreement shall not affect any of the parties' rights and remedies that have accrued as at termination, including the right to claim damages in respect of any breach of this agreement which existed at or before the date of termination; and

(c)

any provision of the agreement that expressly or by implication is intended to come into or continue in force on or after termination shall remain in full force and effect.

27.2

Variation.

No variation of this agreement shall be effective unless it is in writing and signed by the parties (or their authorized representatives).

28.

Counterparts.

This Agreement may be executed via facsimile and in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart signature page to this agreement by telecopy or electronically (such as signature on a pdf file) shall be effective as delivery of a manually executed counterpart to this agreement.

29.

Governing law and Jurisdiction.

This agreement, and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation, shall be governed by, and construed in accordance with the law of Bermuda. This agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of Bermuda. The parties to this agreement hereby consents that this agreement shall be construed in accordance with the laws of Bermuda, without regard to conflict of laws principles thereof.  Any dispute or controversy of any kind or nature, relating to this agreement or the breach or performance thereof, that shall arise among the parties hereto or their legal representatives shall be settled and determined by a mediator located in Bermuda, which will be mutually agreed in writing between the parties. In case such mediation does not succeed, the parties will turn to resolve their dispute by an Arbitrator located in Bermuda, which will be mutually agreed in writing between the parties and in case such arbitration does not succeed, the parties will turn to resolve their dispute at the courts of Bermuda which shall be the jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this agreement.

Schedule 1 Fees

The Client shall pay an annual fee of $3,504 to the Custodian which shall be paid by 12 equal monthly instalments of $292 on the 10th day of each calendar month. If the Client wishes to terminate this agreement at any time, he can do and will be required to only pay the remaining balance of just one (1) single calendar year as of the date of signing this agreement as described in the following example:

1.

Client and Custodian sign an agreement at June 16, 2017

2.

On February 16, 2018 the Client decides to terminate this agreement and under the terms of this specific clause, Client will be required to pay the remaining balance of 4 months payment which equals an additional total payment of only: $1168.

This agreement has been entered into on the date stated at the beginning of it.

Signed by SIMON BENEDEK and/or MEGAN BENEDEK for and on behalf of OMNIUM TRUST COMPANY LIMITED	/s/ Simon Benedek Director
Signed by OFER ABARBANEL for and on behalf of STATE FUNDS – ENHANCED ULTRA SHORT DURATION MUTUAL FUND	/s/ Ofer Abarbanel Director